PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 IN RE GT ADVANCED TECHNOLOGIES, INC. ET AL. (“Debtors”) SETTLEMENT PROPOSAL REGARDING INTERCOMPANY CLAIMS MAY 20, 2015 THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESOLUTION OF INTERCOMPANY ISSUES, AND ANY DEFINITIVE AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET. THIS TERM SHEET REMAINS SUBJECT TO REVIEW AND APPROVAL BY THE RESTRUCTURING COMMITTEE. INTRODUCTION This term sheet (the “Term Sheet”) sets forth the principal terms to be included in a global settlement of a variety of intercompany issues by and between GTAT Corp. (“GT US”) and GT Advanced Technologies Limited (“GT HK”) including, among other issues: • Cure amounts due upon assumption of: o that certain Agreement for Sharing Development Costs, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of April 1, 2011 (the “CSA”); o that certain License Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of April 1, 2011, as modified by that certain Sapphire Transfer Pricing Analysis and Report for the Fiscal Year Ended March 31, 2012, issued January 21, 2013 (the “ASF LA”); o that certain License Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of July 5, 2010, as amended by that certain Amendment No. 1 to License Agreement, by and between GTAT Corporation and GT Advanced Technologies Limited, effective as of April 3, 2011, and as further modified by that certain Polysilicon Transfer Pricing Analysis and Report for the Calendar Year Ended December 31, 2013 (the “Poly/DSS LA”); o that certain Management and Administrative Services Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Ltd. (n/k/a GT Advanced Technologies Limited), effective as of July 5, 2010 (the “MSA 2010”), and that certain Management and Administrative Services Agreement, by and between GT Crystal Systems, LLC (n/k/a GTAT Corporation) and GT Solar Hong Kong Ltd. (n/k/a GT

PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 2 Advanced Technologies Limited), effective as of April 3, 2011 (the “MSA 2011” and, together with the MSA 2010, the “MSA”). • Allocation and payment of professional fees incurred in the Debtors’ chapter 11 cases; • Resolution of administrative and other claims owed by GT HK to GT US; • Ongoing performance of the parties under the CSA, ASF LA, DSS/Poly LA and MSA; and • Purchase and sale of ASF furnaces by GT HK This Term Sheet does not address the potential for substantive consolidation. The rights of the Debtors and all parties in interest with respect to the issue of substantive consolidation are expressly reserved, and the entry into the settlement contemplated hereunder should not be used as an argument that some or all of these estates should or should not be consolidated. All amounts are approximate and preliminary, and subject to further revision by the Debtors. SETTLEMENT TERMS 1. GT HK owes to GT US approximately $25.8 million (through Q2 2015) on account of certain intercompany claims arising after the Petition Date (the “GT HK Intercompany Administrative Claims”). In addition, if GT HK were to assume the ASF LA, the DSS/Poly LA, the CSA and the MSA, GT HK would owe to GT US cure costs totaling $131.5 million (through Q2 2015). 2. On the date the settlement agreement is approved by the Bankruptcy Court (the “Approval Date”), GT HK will a. pay GT US $10 million in cash, and b. issue to GT US a Priority Note in the amount of the difference between the GT HK Intercompany Administrative Claim and $10 million, which is estimated to be $15.8 million. The Priority Note will be an allowed, first priority administrative claim in GT HK’s chapter 11 case, which allowed claim shall not be subject to setoff or recoupment. The Priority Note will be secured by all assets of GT HK, will be payable in cash in equal monthly installments over the course of twelve months, and will bear interest at the rate of 12.5% per annum, payable in cash. 3. Subject to the cure obligation by GT HK discussed below, GT HK and GT US will both assume the ASF LA, the DSS/Poly LA, the CSA and the MSA, modified by the terms hereof.

PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 3 4. Until the Contingent Note described in item 5 is paid in full, upon the sale of an ASF furnace, GT HK will make a payment to GT US (a “Contingent Payment”) calculated as follows: a. If the furnace is currently owned by GT HK (a “GT HK Furnace”), an amount equal to 40% of the sale price; or b. If the furnace is currently owned by GT US or by GT SPE (a “GT US Furnace”), an amount equal to the sale price, LESS $10,375 per ASF furnace sold, LESS [cost + 10%], LESS 5% of the sale price (which 5% is retained by GT HK, for the avoidance of doubt). 5. To cure prepetition defaults under the ASF LA, the DSS/Poly LA, the CSA and the MSA, on the Approval Date, GT HK will issue to GT US a Contingent Note in the original principal amount of $131.5 million. a. The Contingent Note will be payable solely by application of the Contingent Payment (i.e., from the proceeds of ASF furnace sales, as set forth in item 4 above), will bear PIK interest at the rate of 12.5% per annum, and will be secured solely by the proceeds of ASF furnace sales. Such lien is junior to the lien in favor of GT US that secures the Priority Note. 6. For sales of ASF furnaces occurring from and after the Approval Date, the payment of a royalty under the LA shall either: a. with respect to the sale of any GT HK Furnace, be paid in cash consistently with past practice (i.e., 5%); OR b. with respect to the sale of any GT US Furnace, be payable solely by application of the Contingent Payment. 7. For costs incurred pursuant to the CSA from and after the Approval Date, GT US and GT HK shall calculate the amount due under the CSA annually. Regardless of the tax treatment of the allocation of Development Costs, GT HK shall pay its share of Development Costs solely by application of the Contingent Payment. For the avoidance of doubt, if the full amounts incurred under the CSA cannot be paid from the Contingent Payment then such unpaid amounts will be accrued. Such accrual shall be treated as an administrative expense claim during the chapter 11 case of GT HK but shall not be paid under a plan of reorganization proposed by the Debtors; instead, the accrued amount will remain an intercompany, unsecured obligation of GT HK following its emergence from chapter 11 and shall thereafter be treated as an unsecured account payable of the reorganized GT HK. 8. For the avoidance of doubt, the Contingent Payment shall be the sole payment due from GT HK to GT US for the following obligations, and shall be applied in the following order: (i) the royalty payment due under the LA for GT US Furnace Sales, (ii) the payable due under the CSA from and after the Approval Date, and (iii) the Contingent Note.

PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 4 9. From and after the Approval Date, GT HK will perform its ongoing obligations to make payment to GT US as and when due for payments contemplated by the MSA and the DSS/Poly LA. 10. From and after the Approval Date, GT HK will reimburse GT US for 15% of the chapter 11 professional fees occurred in these cases, within 3 business days of GT US’s payment thereof to the professionals. 11. The principal amounts of both the Priority Note and Contingent Note will be adjusted to reflect final calculation of costs through the end of Q2 2015. 12. GT US will pledge the Priority Note and Contingent Note as collateral for the DIP, in lieu of GT HK (i) transferring its cash at closing of the DIP, and (ii) providing cash sweeps in the future to pay down the DIP. 13. GT US will provide GT HK with the technology necessary to upgrade the GT HK furnaces to produce 165 kg boules and further developments under CSA. 14. GT US will pay the Apple Repayment Amount (“ARA”) for each ASF furnace sold by GT HK, and will benefit from the release of a lien on a GT US Furnace. GT HK shall have no liability to GT US for any portion of the ARA. 15. When GT HK’s inventory of ASF furnaces has been sold, it will buy additional ASF furnaces from GT US and/or GT SPE on the following terms: a. All transactions will be accomplished only as back-to-back sales; i.e., only when a binding contract is executed with a customer will GT HK buy the requisite number of ASF furnaces from GT US/GT SPE b. Transactions will be structured so that GT HK only takes title and assumes a payment obligation to GT US/GT SPE at the moment the customer is performing its obligations under the ASF sale agreement with GT HK c. For each furnace so acquired, GT HK will pay to GT US/GT SPE on a “cost plus 10%” basis d. GT HK will retain entrepreneurial risk for warranties, etc., to customers, except in the case of gross negligence or willful misconduct by GT US/GT SPE e. The parties agree that GT HK Furnaces shall be sold first, except in the case where a customer requests a GT US Furnace f. GT HK shall purchase all of its requirements of ASF furnaces from GT US and/or GT SPE; provided, that GT HK shall have no obligation to buy, and GT US or GT SPE (as the case may be) shall have no obligation to sell an ASF furnace if, after taking into account all payments contemplated hereunder (including the ARA in the case of GT US), either GT HK would incur a cash loss on the ultimate sale to the customer, or GT US/GT SPE would incur a cash loss on the sale to GT HK

PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 5 16. Following payment in full of the Contingent Note, GT HK shall resume performance of the CSA and the ASF LA and payment of its share of costs incurred thereunder in accordance with the terms of the CSA, the ASF LA and the Debtors’ pre-petition practices. 17. Attached hereto as Exhibit A is a chart summarizing the intellectual property of the Debtors with focus on the rights in such intellectual property of GT US and/or GT HK, as the case may be. To the extent intellectual property owned by either GT US or GT HK (or its subsidiaries) is not subject to a license agreement currently, and future sales requiring a license become likely, the parties’ expectation is that GT US and GT HK will enter into a customary license agreement on terms mutually satisfactory to GT US and GT HK. 18. The amounts set forth in this Term Sheet shall not be subject to impairment in a plan of reorganization for GT HK except in the case that substantive consolidation is ordered. In the event of a liquidation or a plan of liquidation, or a sale or sales of assets of GT HK and/or GT US, the rights of all parties as to the priority and treatment of the claims provided in this settlement arising from the assumption of the ASF LA, the DSS/Poly LA, the CSA and the MSA are expressly reserved. 19. None of the parties shall file objections to the DIP based upon the treatment of GT HK or its assets consistent with the terms hereof pursuant to such DIP.

PAUL HASTINGS DISCUSSION DRAFT DATED 05/20/2015 CONFIDENTIAL; SUBJECT TO FRE 408 EXHIBIT A INTELLECTUAL PROPERTY

Exhibit A - Intellectual Property

Technology	Owner	Licensee	Licensee Rights	Economics
GT Crystal				
ASFs	GTAT Corp	GT HK	GT HK has exclusive right to sell ASFs outside US GTAT Corp has exclusive right to sell ASFs in US and exclusive right to sell sapphire materials in all regions	GT HK pays GTAT Corp: -5% royalty on non-US revenues -RAB share of CSA
Zephyr	GTAT Corp	None	N/A	N/A
SiC	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Solar				
DSS	GTAT Corp	GT HK	GT HK has non-exclusive right to sell outside of US	GTAT Corp receives 5% of non-US revenues; rest of non-US revenues remains with GT HK
Poly	GTAT Corp	GT HK	GT HK has non-exclusive right to sell outside of US	GTAT HK pays GTAT Corp an amount equal to (i) non-US profit minus (ii) 3% of non-US revenues
Merlin	GTAT Corp	None	N/A	N/A
HiCz	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Industrial				
SSG	GT Sapphire Systems Group (indirect sub of GTAT Corp)	None	N/A	N/A
ASMG	GTAT Corp (ASMG is a division of GTAT Corp)	None, since ASMG sells sapphire materials (GTAT Corp has the exclusive right to sell sapphire materials in all regions)	N/A	N/A
Hyperion	GTAT Corp	None	N/A	N/A